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                                                                     EXHIBIT 4.2

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                          SUPPLEMENTAL INDENTURE NO. 2

                                       To

                    INDENTURE DATED AS OF SEPTEMBER 30, 1997

                                       Re:

                                  $125,000,000
                    9-1/8% SENIOR SUBORDINATED NOTES DUE 2007

                                       OF

                         HUNTSMAN PACKAGING CORPORATION


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               This SUPPLEMENTAL INDENTURE NO. 2 to INDENTURE (the "Supplemental
Indenture") is entered into among HUNTSMAN PACKAGING CORPORATION, a Utah corporation (the "Company"), HUNTSMAN PACKAGING OF CANADA, LLC, a Utah limited liability company ("Packaging LLC"), VA ACQUISITION CORP., a Delaware corporation ("VA Acquisition"), HUNTSMAN EDISON FILMS CORPORATION, a Delaware corporation ("Huntsman Edison"), EDISON PLASTICS INTERNATIONAL, INC., a Delaware corporation ("Edison International") and THE BANK OF NEW YORK, as trustee (the "Trustee").

                                    RECITALS

               WHEREAS, the Company, the Guarantors and the Trustee have entered into that certain Indenture dated as of September 30, 1997 (the "Original Indenture") providing for the issuance and delivery by the Company of its 9 1/8% Senior Subordinated Notes due 2007 (the "Notes");

               WHEREAS, the Company has entered into that certain Credit Agreement dated as of September 30, 1997 among the Company, The Chase Manhattan Bank, as Administrative Agent, Chase Securities Inc., as Arranger, and the other parties thereto, as amended and restated as of May 14, 1998, (as further amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement");

               WHEREAS, Packaging LLC became a Restricted Subsidiary of the Company February 27, 1998, VA Acquisition became a Restricted Subsidiary of the Company [April __, 1998] and Huntsman Edison and Edison International became Restricted Subsidiaries of the Company [May 19, 1998]

               WHEREAS, Packaging LLC, VA Acquisition, Huntsman Edison and Edison International have guaranteed the obligations of the Company incurred pursuant to the Credit Agreement (the "Credit Agreement Guarantee");

               WHEREAS, Section 4.19 of the Indenture requires that the Company make Packaging LLC, VA Acquisition, Huntsman Edison and Edison International guarantors of the obligations of the Company under the Indenture; and

               WHEREAS, Article Eleven of the Indenture provides for the terms and conditions of the guarantee of the obligations of the Company under the Indenture by the Restricted Subsidiaries of the Company.

               NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows for the benefit of each other party and for the equal and ratable benefit of the
Holders:


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               Section 1. GUARANTEE.

               For value received, Packaging LLC, VA Acquisition, Huntsman Edison and Edison International hereby each agrees to become a party to the Indenture as a Guarantor under and pursuant to Article Eleven of the Indenture and to unconditionally guarantee, on a senior subordinated basis, to each Holder and the Trustee and its successors and assigns, that (a) the principal of, premium, if any, and interest on the Notes (and any Additional Interest payable thereon) shall be duly and punctually paid in full when due, whether at maturity, upon redemption at the option of Holders pursuant to the provisions of the Notes relating thereto, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Notes and all other obligations of the Company or the Guarantors to the Holders or the Trustee thereunder and all other obligations shall be promptly paid in full or performed, all in accordance with the terms thereof; and (b) in case of any extension of time or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise. Packaging LLC, VA Acquisition, Huntsman Edison and Edison International each further agrees that its obligations under Article Eleven of the Indenture shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provision thereof, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

               Notwithstanding the foregoing, the Guarantee of the Notes shall be automatically and unconditionally released and discharged, without any further action required on the part of the Trustee or any Holder, upon: (i) the unconditional release of Packaging LLC, VA Acquisition, Huntsman Edison or Edison International, as the case may be, from its liability in respect of the Credit Agreement Guarantee has been executed and delivered; or (ii) any sale or other disposition (by merger or otherwise) to any person which is not a Restricted Subsidiary of all of the Company's Capital Stock in, or all or substantially all of the assets of, Packaging LLC, VA Acquisition, Huntsman Edison or Edison International, as the case may be, provided that (a) such sale or disposition of such Capital Stock or assets is otherwise in compliance with the terms of the Indenture and (b) the Credit Agreement Guarantee has been released by the holders of the Indebtedness so guaranteed thereunder; or (iii) Packaging LLC, VA Acquisition, Huntsman Edison or Edison International, as the case may be, has become an Unrestricted Subsidiary in accordance with the Indenture.

               Section 2. MISCELLANEOUS.

               2.1 GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION

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OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT
OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE.

               2.2 Confirmation of the Original Indenture. Except as amended hereby, the Original Indenture shall remain in full force and effect and is hereby ratified and confirmed in all respects.

               2.3 Multiple Counterparts. The parties may sign multiple counterparts of this Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

               2.4 Separability. Each provision of this Supplemental Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

               2.5 Headings. The captions of the various section headings of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

               2.6 The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Guarantor.

               2.7 Definitions. All terms defined in the Indenture shall have the same meaning in this Supplemental Indenture unless otherwise defined herein.

               2.8 Guarantee. Concurrent with the execution of this Supplemental Indenture, Packaging LLC VA Acquisition, Huntsman Edison and Edison International shall execute and deliver a Guarantee substantially in the form of Exhibit A hereto.

                            [signature page follows]


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               IN WITNESS WHEREOF, the parties hereto caused this Supplemental
Indenture to be duly executed as of this 19th day of May, 1998.

                                            HUNTSMAN PACKAGING CORPORATION


                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________


                                            HUNTSMAN PACKAGING OF CANADA, LLC.

                                            VA ACQUISITION CORPORATION

                                            HUNTSMAN EDISON FILMS CORPORATION

                                            EDISON PLASTICS INTERNATIONAL, INC.


                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________


                                            THE BANK OF NEW YORK, as Trustee


                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________










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                                    GUARANTEE


               FOR VALUE RECEIVED, the undersigned each hereby unconditionally guarantees, as principal obligor and not only as a surety, to the Holder of this Note the cash payments in United States dollars of principal of, premium, if any, and interest on this Note in the amounts and at the times when due and interest on the overdue principal, premium, if any, and interest, if any, of this Note, if lawful, and the payment or performance of all other obligations of the Company under the Indenture (as defined below) or the Notes, to the Holder of the Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note, Article Eleven of the Indenture and the Guarantee. This Guarantee will become effective in accordance with Article Eleven of the Indenture and its terms shall be evidence therein. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

               Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of September 30, 1997, among HUNTSMAN PACKAGING CORPORATION, a Utah corporation, as issuer (the "Company"), each of the Guarantors named therein and THE BANK OF NEW YORK, as trustee (the "Trustee"), as amended or supplemented (the "Indenture").

               The obligations of the undersigned to the Holders of Notes and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article Eleven of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.

               THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. The undersigned Guarantors hereby each agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Guarantee.

               This Guarantee is subject to release upon the terms set forth in the Indenture.

                            [signature page follows]




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               IN WITNESS WHEREOF, each Guarantor has caused its Guarantee to be duly executed.

Dated: May 19, 1998

                                            HUNTSMAN PACKAGING OF
                                              CANADA, LLC, as Guarantor

                                            VA ACQUISITION CORPORATION

                                            HUNTSMAN EDISON FILMS CORPORATION

                                            EDISON PLASTICS INTERNATIONAL, INC.



                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________



                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________